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                           SECOND AMENDMENT TO LEASE

          This Second Amendment to Lease ("Amendment") is made and entered into as of May 15, 1998 by and between MARINA WESTSHORE PARTNERS, LLC, a California limited liability company ("Landlord") and NEUROBIOLOGICAL TECHNOLOGIES, INC., a Delaware corporation ("Tenant").

                                R E C I T A L S

          A. Landlord's predecessor in interest and Tenant entered into that certain lease captioned "Marina Bay Business Park Office Lease" dated August 22, 1994, which lease has been amended by that certain Addendum to Office Lease of even date and by that certain First Amendment of Lease dated November 17, 1994 (collectively referred to as, the "Lease").

          B. Landlord and Tenant desire to modify the Lease as set forth in this Amendment, which modifications shall be deemed effective as of the date of this Amendment first indicated above.

          NOW, THEREFORE, for mutual consideration, the receipt and adequacy of which is hereby acknowledged, Landlord and Tenant hereby amend the Lease as follows:
          1.  Definitions.  All capitalized terms used herein and not otherwise
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defined in this Amendment shall have the meanings attributed to them in the
Lease.

          2.  Rentable Area of the Premises.  The Rentable Area of the Premises
              -----------------------------
is hereby decreased from 12,500 square feet of space to 6,912 square feet of space, as
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indicated on the Floor Plan attached hereto as Exhibit A. Exhibit A to the Lease
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and Exhibit A to the First Amendment are hereby replaced in their entirety with
Exhibit A hereto.
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          3.  Expiration of Term.  The Term of the Lease shall expire on April
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30, 1999, subject to extension as set forth in Paragraph 8 below.

          4.  Rent.  The Fixed Monthly Rent payable to Landlord for the
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remainder of the Term shall be $2,450.00 and Tenant's Share of Operating
Expenses and Real Estate Taxes shall decrease from 9.75% to 5.39%.

          5.  Subletting.  Notwithstanding the provisions of Section 15 of the
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Lease, Tenant may not sublet the Premises, which shall include the subletting of laboratories located in the Premises, without Landlord's prior written approval.

          6.  Security Deposit.  Provided Tenant is not in default under the
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Lease, Tenant's Security Deposit in the amount of $11,000.00 shall be applied towards Fixed Monthly Rent commencing as of the date of this Amendment until the total amount of the Security Deposit has been depleted. Tenant shall have no obligation to restore the Security Deposit as provided in Section 22 of the Lease except in the event Tenant defaults under the Lease.

          7.  Tenant Reimbursement.  Landlord shall reimburse Tenant in an
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amount not to exceed $6,500.00 for legal fees and expenses reasonably incurred by Tenant in connection with the negotiation and execution of this Amendment and Tenant's previous negotiations with Genteric Corporation. Such reimbursement shall be made within thirty

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(30) days following Tenant's written demand which demand shall be accompanied by reasonable evidence of Tenant's incurred costs.

          8.  Option to Extend.  Provided the Lease is in full force and effect
              ----------------
and Tenant is not in default thereunder or hereunder, Tenant shall have the right to extend the new Term of the Lease for an additional one (1) year period upon prior written notice to Landlord given no later than March 1, 1999. It is understood and agreed that Tenant's submittal of Tenant's Extension Notice shall bind Tenant to a one (1) year extension of the Lease. The Extended Term shall be on the same terms and conditions of the Lease, as amended by this Amendment, including the payment of Fixed Monthly Rent and Tenant's Share of Operating Expenses and Real Estate Taxes. Section 25 of the Lease is hereby deleted in its entirety.

          9.  Expansion Options. The Addendum to Office Lease regarding Tenant's
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option to expand into the Adjacent Space and Section 26 of the Lease regarding
Tenant's Expansion Option are hereby deleted in their entirety.

          10. Parking. Section 27 of the Lease is hereby amended to decrease the
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number of Tenant's non-exclusive parking spaces from 38 space to 20 spaces in the parking areas designated by Landlord.

          11. Access. Tenant acknowledges that the Fire Department for the City
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of Richmond may require an emergency access exit through the hallways of the
Premises for the benefit of QRS Corporation ("QRS"), the tenant occupying space adjacent to Tenant ("QRS Space"). Tenant agrees to cooperate with the Fire Department and QRS to ensure

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such emergency access exit through the hallways of the Premises in the event such emergency access is required. Tenant agrees to cooperate with QRS in order to develop safety and security procedures and systems for emergency access through the doors separating the Premises and the QRS Space. Landlord agrees that Landlord's lease with QRS for the QRS Space shall provide for such reciprocal emergency access through the hallways of the QRS Space for the benefit of Tenant and shall further provide that QRS shall cooperate with Tenant to develop safety and security procedures for emergency access through the doors separating the Premises and the QRS Space.

          12. Restroom Facilities. Tenant hereby agrees that QRS, its employees,
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guests and invitees have a non-exclusive right to use the existing restroom facilities located in the Premises during regular business hours, 8:00 a.m. to 5:00 p.m. Monday through Friday, excluding regular holidays, until such time as new restroom facilities are constructed by QRS for QRS, its employees, guests and invitees.

          13.  Miscellaneous Provisions.
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               (a) Counterparts.  This Amendment may be executed in several
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counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same document.

               (b) Effect of Amendment; Ratification. Except to the extent the
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Lease is modified by this Amendment, the terms and provisions of the Lease shall remain unmodified and in full force and effect. In the event of a conflict between the terms of the Lease and the terms of this Amendment, the terms of this Amendment shall prevail.

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               (c) Governing Law. The Lease, this Amendment and any enforcement
                   -------------
of the agreements and modifications set forth therein or herein shall be governed by and construed in accordance with the laws of the State of California.

               (d) Sole Agreement. The Lease, as amended hereby, and that
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certain Letter dated May 6, 1998 from Landlord to Tenant concerning Landlord's indemnification obligations to Tenant regarding Genteric Corporation, shall constitute the sole agreement between Landlord and Tenant respecting the Premises and the leasing of the Premises to Tenant. No other agreements or understandings shall be effective.

          IN WITNESS WHEREOF the parties have executed this Amendment as of the day and year first above written.

                                     NEUROBIOLOGICAL TECHNOLOGIES, INC.,
                                     a Delaware corporation

                                     By: /s/ Calvert Yee
                                        _______________________________________

                                     Name: Calvert Yee
                                          _____________________________________

                                     Its: Vice President, Operations and Admin
                                         ______________________________________


                                     MARINA WESTSHORE PARTNERS, LLC,
                                     a California limited liability company

                                     By:  /s/ RICHARD R. POE
                                        _______________________________________
                                              Richard R. Poe
                                              Its Manager

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